                                                                     EXHIBIT 1.1

                                                                           DRAFT
                                                                         8/24/95





________________________________________________________________________________





                               APACHE CORPORATION


                                6,800,000 SHARES
                                  COMMON STOCK


                               PURCHASE AGREEMENT




                              MERRILL LYNCH & CO.
                           DEAN WITTER REYNOLDS INC.





________________________________________________________________________________

                                6,800,000 SHARES
                               APACHE CORPORATION
                            (A DELAWARE CORPORATION)

                                  COMMON STOCK
                          (PAR VALUE $1.25 PER SHARE)


                               PURCHASE AGREEMENT

                                                       _______________ ___, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated and
DEAN WITTER REYNOLDS INC.
  as Representatives of the
  several Underwriters
c/o MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
      World Financial Center
      North Tower
      250 Vesey Street
      New York, New York  10281

Dear Sirs:

                 Apache Corporation, a Delaware corporation (the "Company"), confirms its agreement with you and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Dean Witter Reynolds Inc. ("Dean Witter") are acting as representatives (in such capacity, Merrill Lynch and Dean Witter and shall hereinafter be collectively referred to as the "Representatives"), with respect to the sale by the Company of an aggregate of 6,800,000 shares of Common Stock, par value $1.25 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters of the option described in Section 2 hereof to purchase all or any part of up to an additional 1,020,000 shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The 6,800,000 shares of Common Stock (the "Initial Securities") together with all or any part of the 1,020,000 shares of Common Stock subject to the option described in Section 2 hereof (the "Option Securities"), are collectively hereinafter called the "Securities."

                 Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_______) and a related preliminary prospectus for the registration of the Securities and associated rights to purchase Common Stock (the "Rights") under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof at the time such registration statement becomes effective (including in each case all documents incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities and the associated Rights which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

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                 The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

                 SECTION 1.  Representations and Warranties.

                 (a) The Company represents and warrants to each of the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                          (i) At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities and the associated Rights which differ from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time and each Date of Delivery referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representatives expressly for use in the Registration Statement or Prospectus. The Company meets all conditions required for the use of Form S-3 to effect the registration of the Securities and the associated Rights under the Securities Act.

                          (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement or incorporated by reference therein are independent public accountants with respect to the Company, DEKALB Energy Company, a Delaware corporation ("DEKALB"), and their respective subsidiaries and interests in oil and gas ventures and partnerships (the "Consolidated Subsidiaries") and Texaco Exploration and Production Inc., a Delaware corporation ("Texaco"), as required by the 1933 Act Regulations.

                          (iii) The petroleum engineers who have consented to being named as having reviewed certain reserve data included in the Registration Statement or incorporated by reference therein are independent engineers with respect to the Company, DEKALB, Texaco and the Consolidated Subsidiaries.

                          (iv) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement or incorporated by reference therein present fairly the financial position of the Company and the Consolidated Subsidiaries, DEKALB and Texaco as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement or incorporated by reference therein present fairly the information required to be stated therein.

                          (v) The pro forma financial information included in the Registration Statement or incorporated by reference therein presents fairly the information shown therein, has been prepared on the basis of the assumptions described in the Registration Statement and the assumptions used in the preparation thereof are reasonable.

                          (vi) The information on the basis of which the reserve estimates and related information included in the Registration Statement or incorporated by reference therein were prepared by the Company, its subsidiaries, Ryder Scott Company Petroleum Engineers or any other person is true and correct in all material respects.

                          (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and the Consolidated Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                          (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise. Neither the Company nor any of its affiliates is doing business with any person or entity located in Cuba or with the Government of Cuba.





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                          (ix)    Each corporation in which the Company has an
         interest that constitutes a "significant subsidiary" of the Company as defined in the 1933 Act Regulations is specified in Schedule B hereto (the subsidiaries so specified being hereinafter collectively referred to as the "Corporate Subsidiaries"). Each Corporate Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Corporate Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or indirectly, free and clear of any security interest, pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).

                          [(x)    Each partnership in which the Company has an
         interest that constitutes a "significant subsidiary" of the Company as defined in the 1933 Act Regulations is specified in Schedule C hereto (the subsidiaries so specified being hereinafter collectively referred to as the "Partnership Subsidiaries," and together with the "Corporate Subsidiaries," the "Subsidiaries"). Each Partnership Subsidiary has been duly formed and is validly existing as a partnership in good standing under the laws of the jurisdiction of its formation and is duly qualified as a foreign partnership to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise; and all the outstanding partnership interests in each Partnership Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of any pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).]

                          (xi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for issuances, if any, subsequent to the date of the Prospectus pursuant to reservations, agreements, employee benefit plans or the conversion of convertible securities referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Rights associated with such shares of Common Stock have been duly and validly issued by the Company in accordance with the Rights Agreement dated as of January 10, 1986 (the "Rights Agreement") between the Company and First Trust Company, Inc.; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this





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
         Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the issuance of the Securities is not subject to preemptive or other similar rights; and the Common Stock and associated Rights conform to all statements relating thereto contained in the Prospectus.

                          (xii) This Agreement has been duly and validly authorized by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. At the Representation Date, the Pricing Agreement will be duly and validly authorized by the Company and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

                          (xiii)  Neither the Company nor any of its
         Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated have been duly and validly authorized by all necessary corporate action and will not conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Consolidated Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Consolidated Subsidiaries is subject, nor will such action result in any breach or violation of, or default under, the provisions of the charter or by-laws of the Company or of any law, administrative regulation or administrative or court decree to which the Company or any of the Consolidated Subsidiaries is subject.

                          (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of the Consolidated Subsidiaries that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might (A) result in any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise, (B) materially and adversely affect the properties or assets thereof or (C) materially and adversely affect the consummation by the Company of its obligations pursuant to this Agreement; there is no pending legal or governmental proceeding to which the Company or any of the





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         Consolidated Subsidiaries is a party or to which any of their respective properties or assets is subject that is not described in the Registration Statement, including ordinary routine litigation incidental to the Company's business, that might result in any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been so filed.

                          (xv)    The Company and the Consolidated
         Subsidiaries, except as to their respective interests in oil and gas leases and other mineral rights and interests, have good and marketable title to all of the properties and assets, real or personal, owned by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than (A) those described in the Prospectus and (B) those that do not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise. The Company and the Consolidated Subsidiaries have valid and defensible title to their respective interests in oil and gas leases, free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than (A) those described in the Prospectus, (B) obligations or duties under applicable laws, ordinances, rules, regulations and orders of tribal or governmental authority, (C) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable or the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, and (D) those that do not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise. The Company and the Consolidated Subsidiaries have acquired their respective interests in oil and gas leases in such a manner as is customary in the oil and gas industry, and all oil and gas leases in which the Company or the Consolidated Subsidiaries have an interest are in full force and effect in accordance with their terms, except in the instances that do not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries as one enterprise.

                          (xvi) Each contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition, financial or otherwise, or the earnings or business affairs of the Company and the Consolidated Subsidiaries considered as one enterprise has been duly and validly authorized, executed and delivered and is in full force and effect in accordance with its terms; none of such contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries, and the Company knows of no present condition or fact that would prevent compliance by the Company or any of its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects; neither the Company nor any of its Subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

                          (xvii) The documents incorporated by reference into the Registration Statement or deemed to be incorporated therein, when they were filed (or, if an amendment was filed with respect to any such document, when such amendment was filed), conformed in all material respects to the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and any further documents hereafter incorporated by reference into the Registration Statement or deemed to be incorporated therein, when they are filed, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations; none of such documents incorporated by reference into the Registration Statement or deemed to be incorporated therein, when it was filed (or, if an amendment was filed with respect to any such document, when such amendment was filed), contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no further documents hereafter incorporated by reference into the Registration Statement or deemed to be incorporated therein, when they are filed, will contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (xviii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or state securities laws for the offering and sale of the Securities.

                          (xix) The Company and the Consolidated Subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct their respective businesses as now operated by them, except where the failure to possess such licenses, permits, consents, orders, certificates or authorizations would have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and the Consolidated Subsidiaries considered as one enterprise, and neither the Company nor the Consolidated Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and the Consolidated Subsidiaries considered as one enterprise.

                          (xx) The Company and the Consolidated Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Consolidated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the foregoing which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise.

                          (xxi) None of the Company, its directors or officers or any person who controls the Company within the meaning of
         Section 15 of the 1933 Act has taken, directly or indirectly, any action designed to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Securities and the associated Rights.

                          (xxii) No holder of securities of the Company has any rights to require the registration of such securities under the 1933 Act as a result of the filing of the Registration Statement or in connection with the offering of the Securities and the associated Rights.

                          (xxiii) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a material and adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                          (xxiv) The information underlying the estimates of oil and gas reserves described in the Prospectus is complete and accurate in all material respects; other than normal production of the reserves and intervening spot market product price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material and adverse change in the reserves or the present value of future net cash flows therefrom as described in the Prospectus. Estimates of such reserves and present values comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

                 (b) Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters after the date hereof pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                 SECTION 2.  Sale and Delivery to Underwriters; Closing.

                 (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement) plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional securities.

                 In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from it up to an additional 1,020,000 shares of Common Stock, at the purchase price per share set forth in the Pricing Agreement. The option hereby granted will expire on the 30th day after the date the Registration Statement becomes effective or, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, the 30th day after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time, date, and place of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Representatives but shall be not earlier than two nor later than seven full business days after the exercise of said option, nor in any event prior to Closing Time (as hereinafter defined) unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the number of Option Securities that the number of Initial

Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject, in each case, to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional securities.

                          (i) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price of the Securities and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                          (ii) If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price per share and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

                 (b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities to be purchased by the Underwriters shall be made at the office of Baker & Botts, L.L.P., 885 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the 1934 Act unless postponed in accordance with the provisions of Section 10 hereof) following the date of the execution of the Pricing Agreement or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Baker & Botts, L.L.P., or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

Certificates for the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. The Representatives individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities to be purchased by the Underwriters will be made available in New York City for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

                 SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

                 (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, whether pursuant to the 1933 Act, the 1934 Act or otherwise), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriters shall reasonably object.

                 (c) The Company will deliver to the Representatives four signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives.

                 (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                 (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Underwriters) and furnish to the Underwriters a reasonable number of copies of any amendment or amendments of or supplement or supplements to, the Prospectus, so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                 (f) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                 (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities and the associated Rights for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities and the shares of Common Stock and associated Rights issuable upon the conversion thereof have been qualified as above provided, the Company will file such statements and reports as may be required by the laws of such jurisdiction in effect for a period of not less than one year from the effective date of the Registration Statement.

                 (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                 (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                 (k) The Company will file with the New York Stock Exchange and the Chicago Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and will use every reasonable effort to maintain the listing of the Securities on the New York Stock Exchange and the Chicago Stock Exchange.

                 (l) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock and associated Rights or any security convertible into or exercisable or exchangeable for Common Stock (i) in a public offering or (ii) in a private offering unless such private offering shall occur more than 30 days after the date of this Agreement and the recipient of such Common Stock shall agree not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of, such Common Stock for the remaining portion of the 90-day period from the date of this Agreement (except for (i) Common Stock and associated Rights pursuant to reservations, agreements, employee benefit plans, the exercise of rights or the conversion of convertible securities referred to in the Prospectus and (ii) Common Stock and associated Rights issued pursuant to the Company's Registration Statement on Form S-4 (Reg. No. 33-61669) (the "Acquisition Shelf") in connection with acquisitions of properties or businesses by the Company following the date hereof, provided that, the Company will not issue any shares pursuant to the Acquisition Shelf during the period from the date hereof until ___ days following the Closing Time and will not issue more than 600,000 shares pursuant to the Acquisition Shelf during the period of ___ days from the date of the Pricing Agreement).

                 SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and petroleum engineers,
(iv) the expenses in connection with the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the delivery to the Underwriters of copies of Blue Sky Survey, (vii) the fees and expenses incurred in connection with any filings required to be made by the Underwriters with the National Association of Securities Dealers, Inc., and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and the Chicago Stock Exchange.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. The terms of this paragraph shall survive any such termination of this Agreement.

                 SECTION 5. Conditions of Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained at the date hereof and at Closing Time, to the performance by the Company of its obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof or at such later time and date as may be approved by the Representatives; and at Closing Time and any Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price per share of the Securities, the purchase price per share to be paid by the Underwriters, and any other price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) At Closing Time the Representatives shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Andrews & Kurth L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                          (ii) This Agreement and the Pricing Agreement have each been duly authorized, executed and delivered by the Company.

                          (iii) The Securities to be purchased by the Underwriters from the Company at the Closing Time have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, such Securities will be validly issued and fully paid and nonassessable.

                          (iv) The issuance of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company or, to the best of their knowledge, otherwise.

                          (v) The Registration Statement has become effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or threatened by the Commission.

                          (vi) The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any supplements or amendments thereto (other than the financial statements and engineering reports and other financial and engineering data included therein, as to which no opinion need be rendered) appeared on their face to be appropriately responsive to the requirements of the 1933 Act and the 1933 Act Regulations.

                          (vii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                 In rendering the foregoing opinion or opinions, Andrews & Kurth, L.L.P. may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

                 (2) The favorable opinion, dated as of Closing Time, of Zurab S. Kobiashvili, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters with respect to the matters set forth in (ii) to (v) and (vii) of subsection (b)(1) of this Section, and to the further effect that:

                          (i) To the best knowledge and information of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise.

                          (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

                          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for issuances, if any, subsequent to the date of the Prospectus pursuant to reservations, agreements, employee benefit plans, the exercise of rights or the conversion of convertible securities referred to in the Prospectus) and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                          (iv) Each Corporate Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and, to the best knowledge and information of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and the Consolidated Subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Corporate Subsidiary has been duly and validly issued, is fully paid and nonassessable and is, to the best knowledge and information of such counsel, owned by the Company, directly or indirectly, free and clear of any pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).

                          [(v)    Each Partnership Subsidiary has been duly
                 formed and is validly existing as a partnership in good standing under the laws of the jurisdiction of its formation and, to the best knowledge and information of such counsel, is duly qualified as a foreign partnership to transact business and is in good standing in all jurisdictions in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and the Consolidated Subsidiaries considered as one enterprise; and all the outstanding partnership interests in each Partnership Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are, to the best knowledge and information of such counsel, owned by the Company, directly or indirectly, free and clear of any pledge, lien, encumbrance, claim or equity (except as described in the Prospectus).]

                          (vi) No authorization, approval, consent or order of any court or governmental authority or agency is required for the consummation of the transactions contemplated by this Agreement in connection with the sale by the Company of the Securities to the Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and state securities laws for the offering and sale of the Securities; and the execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach or violation of, or default under, the provisions of the charter or by-laws of the Company, or of any applicable law, administrative regulation or, to the best knowledge and information of such counsel, any administrative or court decree.

                          (vii) To the best knowledge and information of such counsel, the execution and delivery of this Agreement and the Pricing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach or violation of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

                          (viii) To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to in the Registration Statement or filed as exhibits thereto; and the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other instrument so described, referred to, filed, or incorporated by reference where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise.

                          (ix)    There are no legal or governmental
                 proceedings pending or threatened to which such counsel has given substantive attention, or in which such counsel has been engaged to represent the Company or its Subsidiaries, that are required to be disclosed in the Prospectus, other than those disclosed therein.

                          (x) The Company is not in violation of its charter or by-laws.

                          (xi) To the best knowledge and information of such counsel, no holder of securities of the Company has rights to the registration under the 1933 Act of securities of the Company because of the filing of the Registration Statement that have not been satisfied or waived.

                          (xii) Each document filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by referenced in the Prospectus (other than financial statements, supporting schedules and other financial or statistical information as to which no opinion need be rendered) appeared on their face to be appropriately responsive when so filed to the requirements of the 1934 Act and the 1934 Act Regulations.

                 In rendering the foregoing opinion or opinions, Mr. Kobiashvili may state that such opinion or opinions are limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and that he is expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, Mr. Kobiashvili may state that he has relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by him to be responsible.

                 (3) The favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Underwriters, with respect to the matters set forth in (i), (ii), (iii), (iv) (solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company), (v) and (vi) of subsection (b)(1) of this Section.

                 (4) The written advice of Andrews & Kurth, L.L.P. and Zurab S. Kobiashvili to the effect that nothing has come to their attention that causes them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities and the associated Rights which differs from the Prospectus on file at the Commission at the date of the Prospectus, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and engineering reports and other financial or engineering data contained in the Registration Statement or the Prospectus.

                 (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects of the Company or the Consolidated Subsidiaries considered as one enterprise, whether or not in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman of the Board, the President or any Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon their review of interim financial information of the Company and the Consolidated Subsidiaries as described in Statement on Auditing Standards No. 71 and inquiries of certain officials of the Company and the other procedures set forth in detail in such letter, nothing has come to their attention that causes them to believe that (A) the unaudited and other financial information of the Company and its subsidiaries included in the Registration Statement or incorporated by reference therein does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of this Agreement and not earlier than the effective date of the Registration Statement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and the Consolidated Subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the June 30, 1995 balance sheet included in the Registration Statement or, during the period from June 30, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur and for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; (iv) on the basis of a reading of the unaudited pro forma financial information of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such unaudited pro forma combined financial information, nothing has come to their attention which caused them to believe that such unaudited pro forma combined financial information does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in such statements; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (e) At Closing Time the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time to the effect that they confirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to in such letter shall be a date not more than five days prior to Closing Time and not earlier than the date of the Propsectus first used to confirm sales of the Securities.

                 (f) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters.

                 (g) At Closing Time all actions, proceedings, instruments, opinions and documents required in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory to the Representatives, and the Company shall have delivered to the Representatives such other certificates and documents as the Representatives shall reasonably request.

                 (h) The New York Stock Exchange shall have approved the Securities for listing, subject to notice of issuance.

                 (i) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any part of the Option Securities, and the Date of Delivery specified by the Underwriters for any such purchase is a date other than Closing Time, the obligation of the Underwriters to purchase all or any such portion of the Option Securities shall be subject, in addition to the foregoing conditions, to the accuracy of the representations and warranties of the Company at each Date of Delivery, to the performance by the Company of its obligations hereunder required to be performed prior to each Date of Delivery, and to the receipt by the Underwriters of the following:

                 (1) A certificate, dated such Date of Delivery, of the Chairman of the Board, the President or any Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true as of such Date of Delivery.

                 (2) The favorable opinion of Andrews & Kurth, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

                 (3) The favorable opinion of Zurab S. Kobiashvili, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

                 (4) The written advice of Andrews & Kurth, L.L.P. and Zurab S. Kobiashvili to the same effect required by Section 5(b)(4) hereof.

                 (5) The favorable opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

                 (6) A letter, dated as of such Date of Delivery, from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished pursuant to Section 5(d), except that the "specified date" in such letter shall be a date not more than four days prior to such Date of Delivery.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                 SECTION 6. Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or the Prospectus the indemnity agreement contained in this Section (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities concerned, to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or commission, if such settlement is effected with the written consent of the Company; and

                          (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that (x) the Company is required to do so under Section 6(c) below and (y) any such expense is not paid under (i) or (ii) above.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the

Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, except to the extent such indemnified parties retain separate counsel (the "Separate Counsel") with respect to legal defenses available to them that are different from or in addition to those available to such indemnifying party and such defenses are in conflict with the interests of the indemnifying parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than the Separate Counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                 SECTION 9.       Termination of Agreement.

                 (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Consolidated Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets of the United States or any outbreak or escalation of hostilities or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

                 SECTION 10. Default by an Underwriter. If any one of the Underwriters shall fail to purchase and pay for any of the Initial Securities agreed to be purchased by such Underwriter under this Agreement and the Pricing Agreement and such failure to purchase shall constitute a default in the performance of its obligations hereunder and thereunder, the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of Initial Securities not so purchased in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within said 24-hour period, then:

                 (1) if the number of Initial Securities not so purchased does not exceed 10% of the Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (2) if the number of Initial Securities not so purchased exceeds 10% of the Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from any liability it may have hereunder in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, each of the Representatives shall have the right to postpone Closing Time for such period, not exceeding seven days, as they shall determine in order that the required changes in Registration Statement and the Prospectus or in any other documents or arrangements may be effected.

                 SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, to the attention of Rodman D. Patton, Managing Director; and notices to the Company shall be directed to it at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056, to the attention of Zurab S. Kobiashvili, Vice President and General Counsel.

                 SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said state. Except where otherwise provided, specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and each of the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        APACHE CORPORATION



                                        By:__________________________________
                                        Name:
                                        Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated and
DEAN WITTER REYNOLDS INC.


By: Merrill Lynch, Pierce, Fenner & Smith
       Incorporated



By:________________________________________
Name:
Title:

For themselves and as Representatives of the Other Underwriters Named in Schedule A hereto.

                                                                      SCHEDULE A



                                                                                          Number of Initial
Name of Underwriter                                                              Securities to be Purchased
-------------------                                                              --------------------------
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated . . . . . . . . . . . . . . . . . . . . . .
Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . . . . .






                                                                                        ---------


         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6,800,000
                                                                                        =========

                                                                      SCHEDULE B




MW Petroleum Corporation

[Others]

                                                                      SCHEDULE C




[APC Operating Partnership L.P.
Apache 681/682 Joint Venture]